ITEM 77M AND ITEM 77Q1(G)
                                     MERGERS

         On September 24, 2001, Fountainhead Kaleidoscope Fund and Fountainhead Special Value Fund, each a series of AmeriPrime, a registered investment company, merged with and into Fountain Kaleidoscope Fund and Fountainhead Special Value Fund, each a series of Forum Funds, a registered investment company. The Board of Directors of Forum Funds and AmeriPrime approved the merger of the funds. The Agreement and Plan of Reorganization underlying the merger of the funds is attached below. Forum Funds continues to operate as a registered investment company under the Investment Company Act of 1940, as amended.







                                  AGREEMENT AND

                                     PLAN OF

                                 REORGANIZATION


                                      As of
                               SEPTEMBER 11, 2001

         This AGREEMENT AND PLAN OF REORGANIZATION (the "PLAN") is made as of this 11 day of September, 2001, by and between Forum Funds (the "Trust"), a Delaware business trust, for itself and on behalf of its series listed in the Acquiring Portfolios column below (each an "Acquiring Portfolio") and AmeriPrime Funds ("AmeriPrime"), an Ohio business trust, for itself and on behalf of its series listed in the Target Funds column below (each a "Target Fund").

         ACQUIRING PORTFOLIOS                    TARGET FUNDS
--------------------------------------------------------------------------------

         Fountainhead Kaleidoscope Fund          Fountainhead Kaleidoscope Fund
         Fountainhead Special Value Fund         Fountainhead Special Value Fund

         WHEREAS, the Trust and AmeriPrime are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 ACT");

         WHEREAS, the parties desire that each Acquiring Portfolio acquire the assets and assume the liabilities of the Target Fund listed opposite the Acquiring Portfolio ("Corresponding Target Fund") in exchange for shares of equal value of the Acquiring Portfolio and the distribution of the shares of the Acquiring Portfolio to the shareholders of the Corresponding Target Fund in connection with the dissolution and liquidation of the Corresponding Target Fund (each a "REORGANIZATION"); and

         WHEREAS, the parties, for convenience, have structured this Plan so that it generally refers to a single Reorganization between a single Acquiring Portfolio and its Corresponding Target Fund, but intend for this Plan and its terms and conditions to apply to each Reorganization;

         WHEREAS,  the  parties  intend  that  the  consummation  of any  single
Reorganization   shall  not  be   contingent  on   consummation   of  any  other
Reorganization;

         WHEREAS, the parties intend that all agreements, representations, actions and obligations described herein made or undertaken by the Acquiring Portfolio or Target Fund are made and shall be taken or undertaken by the Trust on behalf of the Acquiring Portfolio or by AmeriPrime on behalf of the Target Fund, as appropriate. Similarly, the parties intend, if context requires, that all agreements, representations, actions and obligations described herein made or undertaken by the Trust or AmeriPrime are made and shall be taken by the Trust on behalf of the appropriate Acquiring Portfolio or AmeriPrime on behalf of the appropriate Target Fund, as appropriate;

         WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the Acquiring Portfolio and Corresponding Target Fund each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization;

         NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

1.       DEFINITIONS.

         The following terms shall have the following meanings:

1933 ACT........... The Securities Act of 1933, as amended.

1934 ACT........... The Securities Exchange Act of 1934, as amended.

ASSETS............. All  property and assets of any kind and all interests, rights, privileges and powers of or attributable to the Target Fund whether or not determinable at the Effective Time and wherever located. Assets include all cash, cash equivalents, securities, claims (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables (including dividend and interest receivables) owned by the Target Fund and any deferred or prepaid expense shown as an asset on the Target Fund's books.

ASSETS  LIST......  A list of  securities and  other   Assets   and  Known
                    Liabilities of or attributable to the Target Fund as of the date provided to the Trust.

CLOSING DATE......  September17, 2001, or such other date as the parties may agree to in writing.

EFFECTIVE TIME....  9:00 a.m. Eastern time on the business day following the
                    Closing Date, or such other time as the parties may agree to in writing.

FUND..............  The Acquiring Portfolio or the Target Fund as the context may require.

KNOW, KNOWN
OR KNOWLEDGE......  Known after reasonable inquiry.

LIABILITIES.......  All liabilities of, allocated or attributable to the Target
                    Fund whether Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.
MATERIAL
AGREEMENTS........  The agreements set forth in Schedule A as it may be amended.

NET VALUE OF ASSETS ................    Value of Assets net of Liabilities

REORGANIZATION DOCUMENTS............    Such bills of sale, assignments and
                                        other instruments as desirable for the
                                        Target Fund to transfer to the Acquiring
                                        Portfolio all right and title to and interest in the Target Fund's Assets and for the Acquiring Portfolio to assume the Target Fund's Liabilities.

SCHEDULE A..........................    Schedule A to this Plan.

SCHEDULE B..........................    Schedule B to this Plan.

TARGET FINANCIAL STATEMENTS.........    The audited  financial   statements  of
                                        the Target Fund for  its  most  recently
                                        completed    fiscal    year   and,    if
                                        applicable,   the  unaudited   financial
                                        statements  of the  Target  Fund for its
                                        most  recently   completed   semi-annual
                                        period.

VALUATION  TIME......................  The  time  on the  Closing Date,  the business day  immediately  preceding  the
                                       Closing Date if the Closing Date is not a business day or such other date as the parties may agree to in writing, that the Trust determines the net asset value of the shares of the Acquiring Portfolio and determines the net value of the Assets of or attributable to the Target Fund. Unless otherwise agreed to in writing, the Valuation Time shall be at the time of day then set forth in the Acquiring Portfolio's and Target Fund's Registration Statement on Form N-1A as the time of day at which net asset value is calculated.

2.     REGULATORY FILINGS AND SHAREHOLDER ACTION.

         (a)......The  Trust and AmeriPrime  shall promptly prepare and file any appropriate regulatory filings, including, without limitation, filings with federal, state or foreign securities regulatory authorities.

                (b) The parties shall seek an order of the SEC, if appropriate, providing them with any necessary relief from Section 17 of the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

3.     TRANSFER OF TARGET FUNDS ASSETS.

                 The Trust and AmeriPrime shall take the following steps with respect to the Reorganization:

                (a) On or prior to the Closing Date, AmeriPrime shall endeavor to pay or make reasonable provision to pay out of the Target Fund's Assets all of the Liabilities, expenses, costs and charges of or attributable to the Target Fund that are Known to AmeriPrime and that are due and payable as of the Closing Date.

                (b) At the Effective Time, AmeriPrime shall assign, transfer, deliver and convey all of the Target Fund's Assets to the Acquiring Portfolio, subject to all of the Target Fund's Liabilities. The Trust shall then accept the Target Fund's Assets and assume the Target Fund's Liabilities such that at and after the Effective Time (i) all of the Target Fund's Assets at or after the Effective Time shall become and be the Assets of the Acquiring Portfolio and
(ii) all of the Target Fund's Liabilities at the Effective Time shall attach to the Acquiring Portfolio, enforceable against the Acquiring Portfolio to the same extent as if initially incurred by the Acquiring Portfolio.

                (c) Within a reasonable time prior to the Closing Date, AmeriPrime shall provide, if requested, the Target Fund's Assets List to the Trust. The parties agree that the Target Fund may sell any asset on the Assets List prior to the Effective Time. After AmeriPrime provides the Assets List, the Target Fund will not acquire any additional securities or permit to exist any encumbrances, rights, restrictions or claims not reflected on the Assets List, without the prior notification to the Trust.

         (d)......AmeriPrime  shall  assign,  transfer,  deliver  and convey the
Target Fund's Assets and Liabilities to the Acquiring Portfolio at the Effective Time on the following bases:

                      (1) In exchange for the transfer of the Assets and Liabilities, the Trust shall simultaneously issue and deliver to the Target Fund full and fractional shares of beneficial interest of the Acquiring Portfolio. The Trust shall determine the number of shares of the Acquiring Portfolio to be issued by dividing the Net Value of Assets of the Target Fund by the net asset value of one Acquiring Portfolio share. Based on this calculation, the Trust shall issue shares of beneficial interest of the Acquiring Portfolio with an aggregate net asset value equal to the Net Value of Assets.

                      (2) The parties shall determine, as of the Valuation Time, the net asset value per share of the Target Fund and of the Acquiring Portfolio shares to be delivered, and the Net Value of Assets to be conveyed The determinations required by this paragraph shall be made substantially in accordance with the Trust's current valuation procedures and such determinations shall be subject to the approval of AmeriPrime. The net asset value of the Acquiring Portfolio shares to be delivered shall equal the net asset value of the Target Fund shares as of the Valuation Time. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

                      (3) AmeriPrime shall transfer the Assets with good and marketable title to the Trust's custodian for the account of the Acquiring Portfolio. AmeriPrime shall transfer all cash in the form of immediately available funds payable to the order of the Trust's custodian for the account of the Acquiring Portfolio. AmeriPrime shall transfer any Assets that were not transferred to the Trust's custodian at the Effective Time to the Trust's custodian at the earliest practicable date thereafter.

                (e) Promptly after the Closing Date, AmeriPrime will deliver to the Trust a Statement of Assets and Liabilities of the Target Fund as of the Closing Date. (usually within one week-Don will check with them to make sure ok)

4. DISSOLUTION AND LIQUIDATION OF THE TARGET FUND, REGISTRATION OF SHARES AND ACCESS TO RECORDS.
                AmeriPrime and the Trust also shall take the following steps in connection with the Reorganization:

                (a) At or as soon as reasonably practical after the Effective Time, the Target Fund shall dissolve and liquidate by transferring to shareholders of record of the Target Fund full and fractional shares of beneficial interest of the Acquiring Portfolio equal in value to the shares of the Target Fund held by the shareholder. Each Target Fund shareholder also shall have the right to receive any unpaid dividends or other distributions that AmeriPrime declared with respect to the shareholder's shares before the Effective Time. The Trust shall record on its books the ownership by the shareholders of the respective Acquiring Portfolio shares; AmeriPrime shall simultaneously redeem and cancel on its books all of its issued and outstanding shares of the Target Fund. AmeriPrime shall then wind up the affairs of the Target Fund and take all steps as are necessary and proper to terminate the Target Fund as soon as is reasonably possible after the Effective Time and in accordance with all applicable laws and regulations.

                (b) If a former Target Fund shareholder requests a change in the registration of the shareholder's Acquiring Portfolio shares to a person other than the shareholder, the Acquiring Portfolio shall require the shareholder to
(i) furnish the Acquiring Portfolio with an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer; (ii) if any of the shares are outstanding in certificate form, deliver to the Acquiring Portfolio the certificate representing such shares; and (iii) pay to the Acquiring Portfolio any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of the Acquiring Portfolio that such tax has been paid or does not apply.

                (c) At and after the Closing Date, AmeriPrime shall provide the Trust and its transfer agent with access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Target Fund shareholders and the number and percentage ownership of the outstanding shares of the Target Fund owned by each shareholder as of the Effective Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Target Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. AmeriPrime shall preserve and maintain, or shall direct its service providers to preserve and maintain, records with respect to the Target Fund as required by Section 31 of and Rules 31a-1 and 31a-2 under the 1940 Act.

5.     CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF AMERIPRIME.
               AmeriPrime, on behalf of itself and, as appropriate, the Target Fund, represents and warrants to, and agrees with, the Trust as follows:

                (a) AmeriPrime is an Ohio business trust duly created, validly existing and in good standing under the laws of the State of Ohio. The Board of Trustees of AmeriPrime duly established and designated the Target Fund as a series of AmeriPrime. AmeriPrime is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

                (b) On behalf of the Target Fund, AmeriPrime has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A, to enter into this Plan and to consummate the transactions contemplated herein.

                (c) The Board of Trustees of AmeriPrime has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of AmeriPrime have executed and delivered the Plan. As it relates to AmeriPrime and the Target Fund, the Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate AmeriPrime's Agreement and Declaration of Trust or any Material Agreement. AmeriPrime does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

         (d) The Target Fund has qualified as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, in respect of each taxable year since the commencement of its operations and qualifies and shall continue to qualify as a regulated investment company for its taxable year which includes the Effective Time.

                (e) AmeriPrime has duly authorized and validly issued all of the issued and outstanding shares of the Target Fund and all of the shares are validly outstanding, fully paid and non-assessable, and are offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase the Target Fund shares, nor are there any securities convertible into Target Fund shares.

                (f) AmeriPrime shall operate the business of the Target Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization.

                (g) At the Effective Time, the Target Fund will have good and marketable title to its Assets and full right, power and authority to assign, transfer, deliver and convey such Assets.

                (h) At the Closing Date, the Target Financial Statements, copies of which have been previously delivered to the Trust, fairly present the financial position of the Target Fund as of the Target Fund's most recent fiscal year-end and the results of the Target Fund's operations and changes in its net Assets for the periods indicated. The Target Financial Statements are in accordance with generally accepted accounting principles consistently applied.

                (i) To the Knowledge of AmeriPrime, the Target Fund has no Liabilities, whether or not determined or determinable, other than the Liabilities disclosed or provided for in the Target Financial Statements or Liabilities incurred in the ordinary course of business subsequent to the date of the Target Financial Statements, and Liabilities set forth in the Assets List.

                (j) Other than the claims, actions, suits, investigations or proceedings set forth on Schedule B, AmeriPrime does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against the Target Fund or its Assets or businesses. AmeriPrime does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against the Target Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all required performance disclosures have been made. Other than the orders, decrees or judgments set forth on Schedule B, the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by the Plan.

                (k) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business or listed in Schedule A, in each case under which no material default exists, AmeriPrime is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Target Fund.

                (l) AmeriPrime has filed the federal income tax returns of the Target Fund, copies of which have been previously delivered to the Trust, for all taxable years to and including the Target Fund's most recent taxable year, and has paid all taxes payable pursuant to such returns. No such return is currently under audit and no assessment has been asserted with respect to such returns.

                (m) Since the date of the Target Financial Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or Assets of the Target Fund. For all purposes under this Plan, investment underperformance, negative investment performance and/or investor redemptions shall not be considered material adverse changes, provided all required performance disclosures have been made.

6.    CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE TRUST.
                 The Trust, on behalf of itself and, as appropriate, the Acquiring Portfolio, represents and warrants to, and agrees with AmeriPrime as follows:

                (a) The Trust is organized as a Delaware business trust duly created, validly existing and in good standing under the laws of the State of Delaware. The Board of Trustees of the Trust duly established and designated the Acquiring Portfolio as a series of the Trust. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is full force and effect. The Trust's Registration Statement relating to the Acquiring Portfolio will be effective with the SEC prior to the Effective Date.

                (b) On behalf of the Acquiring Portfolio, the Trust has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

                (c) The Board of Trustees of the Trust has duly authorized execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of the Trust have executed and delivered the Plan. As it relates to the Trust and the Acquiring Portfolio, the Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Trust Instrument of the Trust or any Material Agreement. The Trust does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

                (d) The Acquiring Portfolio shall qualify as a regulated investment company under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code in respect of its current taxable year.

                (e) The Trust shall duly authorize the Acquiring Portfolio shares to be issued and delivered to the Corresponding Target Fund as of the Effective Time. When issued and delivered, the Acquiring Portfolio shares shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Portfolio shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase the Acquiring Portfolio shares, nor are there any securities convertible into Acquiring Portfolio shares.

                (f) The Trust does not Know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against the Acquiring Portfolio or its Assets or businesses. There are no facts that the Trust currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against it. The Acquiring Portfolio is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated herein.

                (g) Except for contracts, agreements, franchises, licenses or permits entered into or granted in the ordinary course of its business, in each case under which no material default exists, the Trust is not a party to or subject to any material contract, debt instrument, employee benefit plan, lease, franchise, license or permit of any kind or nature whatsoever on behalf of the Acquiring Portfolio.

                (h) The Trust has made all state filings to register the Acquiring Portfolio in each jurisdiction that the corresponding Target Fund is currently registered and all necessary steps have been taken under all relevant jurisdictions' securities laws to consummate the Reorganization.

7.     CONDITIONS TO AMERIPRIME'S OBLIGATIONS.
                The obligations of the AmeriPrime with respect to the Reorganization shall be subject to the following conditions precedent:

                (a) The Trust shall have duly executed and delivered the applicable Reorganization Documents to AmeriPrime.

                (b) The Trust shall have delivered to AmeriPrime a certificate dated as of the Closing Date and executed in its name by the Secretary or Assistant Secretary of the Trust, in a form reasonably satisfactory to AmeriPrime, stating that the representations and warranties of the Trust in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time.

                (c) AmeriPrime shall have received an opinion of Seward & Kissel LLP, as counsel to the Trust, in form and substance reasonably satisfactory to AmeriPrime and dated as of the Closing Date, substantially to the effect that:

                (1) The Trust is a Delaware  business   trust  duly  created,
         validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940 Act;

                (2) The Plan has been duly authorized, executed and delivered by the Trust, and assuming due authorization, execution, and delivery of this Plan by AmeriPrime on behalf of the Target Fund, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are nenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material

                (3) The shares of the Acquiring Portfolio to be delivered as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by the Trust;

                (4) The execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Trust Instrument or By-laws of the Trust or any Material Agreement to which the Trust is a party or by which it is bound; and

                (5) To the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the Reorganization or for the execution and delivery of the Acquiring Portfolio's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operatio of the Acquiring Portfolio.

         In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and
(v) rely on certificates of officers or trustees of the Trust.

         (d) AmeriPrime shall have received an opinion of Seward & Kissel LLP with respect to the tax matters specified in Subsection 8(d) addressed to AmeriPrime and the Target Fund in form and substance reasonably satisfactory to AmeriPrime and its counsel, and dated as of the Closing Date.


         (e) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, the Reorganization.

         (f) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin  consummation  of the  Reorganization  under Section 25(c) of the 1940
Act.

         (g) The Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

         (h)  AmeriPrime  shall  have  received  from  the  Trust  a  duly
executed   instrument  whereby  the  Acquiring  Portfolio  assumes  all  of  the
Liabilities of or attributable to the Target Fund.

         (i) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

         (j) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit the Reorganization.

         (k) The parties shall have received a certificate from King Investment Advisors, Inc. stating that it will pay all of the expenses incurred by AmeriPrime and the Trust in connection with the Reorganization.

         (l) The Board of Trustees of AmeriPrime shall have determined that the Target Fund's participation in the Reorganization is in the best interests of the Target Fund and that the interests of the Target Fund's existing shareholders will not be diluted as a result of effecting the Reorganization.

8.     CONDITIONS TO TRUST'S OBLIGATIONS.
                The obligations of the Trust with respect to the Reorganization shall be subject to the following conditions precedent:

                (a)   AmeriPrime   shall  have  duly   executed  and   delivered
AmeriPrime's applicable Reorganization Documents to the Trust.

                (b) AmeriPrime shall have delivered to the Trust a certificate dated as of the Closing Date and executed in its name by AmeriPrime's Secretary or Assistant Secretary, in a form reasonably satisfactory to the Trust, stating that the representations and warranties of AmeriPrime in this Plan that apply to the Reorganization are true and correct in all material respects at and as of the Valuation Time.

                (c) The Trust shall have received an opinion of Brown, Cummins & Brown, as counsel to AmeriPrime, in form and substance reasonably satisfactory to the Trust and dated as of the Closing Date, substantially to the effect that:

                             (1) AmeriPrime is a business trust duly created, validly existing and in good standing under the laws of the State of Ohio and is an open-end, management investment company registered under the 1940 Act;

                             (2) The Plan and the documents executed by AmeriPrime in order to effect the transactions contemplated by the Plan have been duly authorized, executed and delivered by AmeriPrime and, assuming due authorization, execution and delivery of this Plan by the Trust on behalf of the Acquiring Portfolio, represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding, whether at law or in equity or with respect to the enforcement of provisions of the Plan and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material;

                             (3) The execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Agreement and Declaration of Trust or By-Laws of AmeriPrime or any Material Agreement to which the AmeriPrime is a party or by which it is bound; and

                             (4) To the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by AmeriPrime of the Reorganization or the execution and delivery of AmeriPrime's Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Target Fund.

         In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and
(v) rely on certificates of officers or trustees of AmeriPrime.

                (d) The Trust shall have received an opinion of Seward & Kissel LLP addressed to AmeriPrime and the Trust in form and substance reasonably satisfactory to them, based upon representations made in certificates provided by them, their affiliates and/or principal shareholders and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:

(1) The Reorganization will constitute a "reorganization" within the meaning of Code Section 368(a). The Acquiring Portfolio and the Target Fund each will be a "party to a reorganization." Code Section 368(b).

(2) The Target Fund shareholders will recognize no gain or loss on their receipt of voting shares of the Acquiring Portfolio in exchange for their voting shares of the Target Fund pursuant to the Reorganization. Code Section 354(a)(1).

(3) The Target Fund will not recognize gain or loss on the transfer of all of its Assets to the Acquiring Portfolio solely in exchange for voting shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of the Target Fund's Liabilities pursuant to the Reorganization. Code Sections 357(a) and 361(a).

(4) The Target Fund will not recognize gain or loss on its distribution of voting shares of the Acquiring Portfolio to its shareholders pursuant to the liquidation of the Target Fund. Code Section 361(c).

(5) The Acquiring Portfolio will not recognize gain or loss on its acquisition of all of the Assets of the Target Fund solely in exchange for voting shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of the Target Fund's Liabilities. Code Section 1032(a).

(6) The aggregate tax basis of the voting shares of the Acquiring Portfolio received by each of the Target Fund's shareholders pursuant to the Reorganization will equal the aggregate tax basis of the voting shares of the Target Fund surrendered in exchange therefor. Code Section 358(a)(1).

(7) The holding period of the voting shares of the Acquiring Portfolio received by each of the Target Fund's shareholders pursuant to the Reorganization will include the period that the shareholder held the voting shares of the Target Fund exchanged therefor, provided that the shareholder held such shares as a capital asset on the date of the Reorganization. Code Section 1223(1).

(8) The Acquiring Portfolio's basis in the Assets of the Target Fund received pursuant to the Reorganization will equal the Target Fund's basis in the Assets immediately before the Reorganization.
        Code Section  362(b).

(9) The Acquiring Portfolio's holding period in the Target Fund's Assets received pursuant to the Reorganization will include the period during which the Target Fund held the Assets. Code Section 1223(2).

(10) The Acquiring Portfolio will succeed to and take into account the items of the Target Fund described in Code Section 381(c), including the earnings and profits, or deficit in earnings and profits, of the Target Fund as of the date of the Reorganization. The Acquiring Portfolio will take these items into account subject to the conditions and limitations specified in Code Sections 381, 382, 383 and 384 and applicable regulations thereunder.

                (e) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

                (f) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

                (g) AmeriPrime shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Valuation Time and Effective Time.

                (h) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, the Target Fund shall have declared a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing to the Target Fund's shareholder substantially all investment company taxable income of or attributable to the Target Fund earned prior to the Closing Date and substantially all net capital gain of or attributable to the Target Fund realized prior to such date.

                (i) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 10 of this Plan.

                (j) The parties shall have received any necessary order of the SEC exempting the parties from the prohibitions of Section 17 of the 1940 Act or any similar relief necessary to permit the Reorganization.

         (k) The parties shall have received a certificate from King Investment Advisors, Inc. stating that it will pay all of the expenses incurred by the Acquiring Portfolio and the Target Fund in connection with the Reorganization.

                (l) The Board of Trustees of the Trust shall have determined that the Acquiring Portfolio's participation in the Reorganization is in the best interests of the Acquiring Portfolio and that the interests of the Acquiring Portfolio's existing shareholders will not be diluted as a result of effecting the Reorganization.

         9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
The representations and warranties of the parties hereto shall survive the completion of the transactions contemplated herein.

         10. TERMINATION OF PLAN. A majority of a party's Board of Trustees may terminate this Plan with respect to the Acquiring Portfolio or Target Fund, as appropriate, at any time before the applicable Effective Time if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied or (ii) the Board of Trustees determines that the consummation of the applicable Reorganization is not in the best interests of shareholders and gives notice to the other party. The termination of this Plan with respect to the Acquiring Portfolio and Corresponding Target Fund shall not affect the survival of the Plan with respect to any other Acquiring Portfolio or Target Fund.

         11. GOVERNING LAW. This Plan and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

         12. BROKERAGE FEES. Each party represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for in the Plan.

         13. AMENDMENTS. The parties may, by agreement in writing authorized by their respective Boards of Trustees, amend this Plan at any time.

         14. WAIVERS. At any time prior to the Closing Date, either party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

         15. INDEMNIFICATION OF TRUSTEES. The Acquiring Portfolio agrees that it will assume all liabilities and obligations of the Target Fund relating to any obligation of the Target Fund and AmeriPrime to indemnify AmeriPrime's current and former Trustees and officers, acting in their capacities as such, to the fullest extent permitted by law and AmeriPrime's Agreement and Declaration of Trust, as in effect as of the date of this Plan. The Trust on behalf of the Acquiring Portfolio also agrees that all rights to indemnification and all limitations of liability existing in favor of the current and former Trustees and officers, acting in their capacities as such, under AmeriPrime's Agreement and Declaration of Trust as in effect as of the date of this Plan shall survive the Reorganization and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Portfolio, its successors and assigns. The provisions of this paragraph shall survive the completion of the transactions contemplated by this Plan.

         16. COOPERATION AND FURTHER ASSURANCES. Each party will cooperate with the other in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by the other in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of obligations under this Plan and the consummation of the Reorganization as the other shall deem necessary, advisable or appropriate.

         17. LIMITATION ON LIABILITIES. The obligations of AmeriPrime, the Trust, and the Acquiring Portfolio and Target Fund shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of AmeriPrime or the Trust personally, but shall bind only the Assets and property of the Acquiring Portfolio and Target Fund, respectively. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Acquiring Portfolio or Target Fund, as appropriate.

         19. NOTICES. Any notice, report, statement, certificate or demand required or permitted by any provision of this Plan shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier to:

                  For AmeriPrime:

                           Kenneth D. Trumpfheller
                           AMERIPRIME FUNDS
                           1793 Kingswood Drive, Suite 200
                           Southlake, Texas 76092


                  With copies to:

                           Donald S. Mendelsohn, Esq.
                           Brown, Cummins & Brown Co., L.P.A.
                           3500 Carew Tower
                           440 Vine Street
                           Cincinnati, Ohio 45202



                  For the Trust:

                           Leslie K. Klenk, Esq.
                           Forum Financial Group, LLC
                           Two Portland Square
                           Portland, ME 04101

                  With copies to:

                           Anthony C.J. Nuland, Esq.
                           Seward & Kissel LLP
                           1200 G Street, N.W., Suite 350
                           Washington, DC 20005


         20. GENERAL. This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to both parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers designated below to execute this Plan as of the date first written above.


                     AMERIPRIME, FOR ITSELF AND ON BEHALF OF
                         FOUNTAINHEAD KALEIDOSCOPE FUND
                         FOUNTAINHEAD SPECIAL VALUE FUND (TARGET FUNDS)


ATTEST:


_____________________________         By:    _________________________________
Name:                                         Name:
Title:                                        Title:


                     THE TRUST, FOR ITSELF AND ON BEHALF OF
                         FOUNTAINHEAD KALEIDOSCOPE FUND
                         FOUNTAINHEAD SPECIAL VALUE FUND
                             (ACQUIRING PORTFOLIOS)


ATTEST:

_____________________________         By:    _________________________________
Name:                                         Name:
Title:                                        Title:




47180.060 #156282

                                   SCHEDULE A

                               MATERIAL AGREEMENTS

The following  agreements are the Material Agreements of AmeriPrime related to a
Reorganization:

Management Agreement between Jenswold, King & Associates, Inc. and AmeriPrime for the Fountainhead Special Value Fund

Management Agreement between King Investment Advisors, Inc. and AmeriPrime for the Fountainhead Kaleidoscope Fund

Mutual Fund Services Agreement between AmeriPrime and Unified Fund Services,
Inc.

Underwriting Agreement between AmeriPrime and Unified Financial Services, Inc. Custody Agreement between AmeriPrime and Firstar Bank, N.A.

The following  agreements are the Material  Agreements of the Trust related to a
Reorganization:

Administration Agreement between the Trust and Forum Administrative Services,
LLC.

Investment Advisory Agreement between the Trust and King Investment Advisors,
Inc.

Distribution Agreement between the Trust and Forum Fund Services, LLC.

Custodian Agreement between the Trust and Forum Trust, LLC

Transfer Agency and Services Agreement between the Trust and Forum Shareholder Services, LLC

Fund Accounting Agreement between the Trust and Forum Accounting Services, LLC

                                   SCHEDULE B

I. Claims, actions, suits, investigations or proceedings pending or threatened against the AmeriPrime or a Target Fund or its Assets or businesses:

        None

II. Orders, decrees or judgments to which AmeriPrime or a Target Fund is a party that adversely affect, or are reasonably likely to adversely affect, AmeriPrime's or the Target Fund's financial condition, results of operations, business, properties or Assets or ability to consummate the transactions contemplated by the Plan:

        None

                                 EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between Forum Funds (the "Trust") and King Investment Advisers, Inc. regarding Fountainhead Kaleidoscope Fund, Exhibit
(d)(12) to post-effective amendment No. 102 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on September 28, 2001, accession number 0001004402-01-500238.

                                 EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between Forum Funds (the "Trust") and King Investment Advisers, Inc. regarding Fountainhead Special Value Fund, Exhibit (d)
(13) to post-effective amendment No. 104 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on October 30, 2001, accession number 0001004402-01-500264.